UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 30, 2023

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of Company as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Company’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market, LLC

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2023, Allied Healthcare Products, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s Loan and Security Agreement with Summit Financial Resources, LLC (“Summit”) dated effective February 27, 2017 (as previously amended, the “Credit Agreement”). The Amendment amends the Credit Agreement as follows:

-	The maturity date has been amended to be February 20, 2023.
-	The maximum availability has been amended to $1,500,000. The borrowing base will be solely based on accounts receivable. The Company was required to pay down its inventory advance line to zero balance upon execution of the Amendment and will not be able to borrow against inventory for the remainder of the loan term.
-	The non-default interest rate will be 6.5% over the prime rate, as defined in the Credit Agreement.
-	The account administration fee is increasing to 0.6% of the outstanding balance of the loan.
-	The Company is required to engage the firm of Morris Anderson to consult regarding the Company’s operations and to manage the sale of all or substantially all of the Company’s assets. The Company is also required to engage an intermediary to broker the sale of the Company’s assets. The Company has already engaged Morris Anderson, as previously disclosed in a Current Report on Form 8-K filed on January 26, 2023. The Company has also already engaged an investment banking firm to broker the sale of the Company’s assets.
-	The Company must provide weekly collateral updates and operate in accordance with an agreed upon budget, subject to certain exceptions described in the Amendment.
-	Not later than February 19, 2023, the Company must (1) enter into an agreement with a stalking horse bidder reasonably acceptable to Summit for all of the Company’s assets, (2) enter into an agreement regarding the restructuring of the Company’s business, or (3) engage an auctioneer acceptable to Summit to manage the auction of all of the Company’s machinery, equipment and inventory.
-	Any sales of inventory or fixed assets are required to be used to pay down outstanding amounts under the Credit Agreement.
-	In the event the Company files bankruptcy proceedings, Summit will be entitled to a fee of $250,000 for providing debtor in possession financing, subject to court approval.

The foregoing summary of the amendment to the Credit Agreement is qualified in its entirety by reference to the Sixth Amendment to Loan and Security Agreement, a copy of which is filed herewith as Exhibit 99.1, and incorporated by reference herein.

Item 8.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 25, 2023, Nasdaq notified the Company that, because of the Company’s failure to submit a compliance plan and its inability to file the late quarterly report for the quarter ended September 30, 2022, it has determined to delist the Company’s stock. The Company does not intend to appeal this decision and the delisting is expected to be effective at the opening of business on February 3, 2023, at which time trading in the Company’s stock will be suspended.

In response to stockholder inquiries, the Company is providing the following additional information. Following the close of trading on February 2, 2023, the Company’s stock will not trade on Nasdaq or any other stock exchange. It is possible that brokers may make a market in the Company’s stock on the OTC markets or the Pink Markets, but the Company does not intend to facilitate such trading in any way. Therefore, it is possible that after the close of trading on February 2, 2023, there will not be a market for the Company’s stock. Any market that does develop for the Company’s stock will likely be highly illiquid and volatile.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit
Number	Description

99.1	Sixth Amendment to Loan and Security Agreement, dated January 30, 2023, by and between Allied Healthcare Products, Inc. and Sumit Financial Resources, LLC.

99.2	Press Release, dated January 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

By:
Date: January 31, 2023	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer